                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [_]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                         Copper Mountain Networks, Inc.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

                        COPPER MOUNTAIN NETWORKS, INC.
                             1850 Embarcadero Way
                              Palo Alto, CA 94303
                                (650) 687-3300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 2002

To The Stockholders Of Copper Mountain Networks, Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 8, 2002 at 10 a.m. local time at the Company's headquarters, 1850 Embarcadero Way, Palo Alto, CA 94303 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 25, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Michael O. Staiger

                                          Michael O. Staiger
                                          Chief Financial Officer and Secretary

Palo Alto, California
April 5, 2002

    All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                        COPPER MOUNTAIN NETWORKS, INC.
                             1850 Embarcadero Way
                              Palo Alto, CA 94303
                                (650) 687-3300

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 8, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 8, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate office at 1850 Embarcadero Road, Palo Alto, CA 94303. The Company intends to mail this proxy statement and accompanying proxy card on or about April 8, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on March 25, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 25, 2002 the Company had outstanding and entitled to vote 58,472,364 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1850 Embarcadero Way, Palo Alto, CA 94303, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 6, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement or proxy must do so not later than the close of business on February 8, 2003 nor earlier than January 9, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   There are currently authorized seven members on the Company's Board of Directors. Andrew Verhalen, who is currently a member of the Board, has decided not to stand for re-election. The Board of Directors has approved a reduction in the size of the Board to six members effective as of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was elected by the stockholders, except for Mr. Zell, who joined the Board in June 2001.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE.

Nominees

   The names of the nominees and certain information about them are set forth below:

 Name               Age                        Position
 ----               ---                        --------
 Richard S. Gilbert 49  President, Chief Executive Officer and Chairman of the
                        Board of Directors
 Tench Coxe........ 44  Director
 Roger L. Evans.... 56  Director
 Joseph D. Markee.. 49  Director
 Raymond V. Thomas. 59  Director
 Joseph R. Zell.... 42  Director

   Richard S. Gilbert has served as President and Chief Executive Officer of Copper Mountain since April 1998, as a director of Copper Mountain since August 1998 and as Chairman of the Board of Directors since February 2001. From July 1992 to April 1998, he worked for ADC Telecommunications Inc., most recently as Senior Vice President and, concurrently, as President and General Manager of its subsidiary, ADC Kentrox, a provider of high-speed access equipment for global networks. Mr. Gilbert holds an MS in Computer Science from Stanford University and a BA in Mathematics from the University of California at Berkeley.

   Tench Coxe has served as a director of Copper Mountain since March 1996. Mr. Coxe joined Sutter Hill Ventures, a venture capital firm, in October 1987 and is currently a Managing Director of the General Partner of Sutter Hill Ventures. Mr. Coxe currently serves as a director of Clarus Corporation, eLoyalty Corporation and NVIDIA Corporation and several privately-held companies. Mr. Coxe holds an MBA from Harvard University and a BA in Economics from Dartmouth College.

   Roger L. Evans has served as a director of Copper Mountain since March 1996. Mr. Evans joined Greylock Partners, a venture capital firm, in 1989 and has served as a General Partner of the firm since 1991. Mr. Evans is a director of Openwave Systems, Inc. and several privately-held companies. Mr. Evans holds an MA in Economics from King's College, Cambridge.

   Joseph D. Markee co-founded Copper Mountain in March 1996 and served as Chairman of the Board of Directors from inception to February 2001 and as General Manager, Public Networks Business Unit from March 2000 to March 2001. From Copper Mountain's inception in March 1996 to April 1998, he served as its President and Chief Executive Officer, from inception to February 1999, he served as Secretary and from December 1998 to March 2001 he served as Chief Technical Officer of Copper Mountain. In June 1987, he co-founded Primary Access, a remote access server company acquired by 3Com Corporation. From June 1987 to January 1996, he served as Vice President of Operations and Vice President of Support of 3Com Primary Access. Mr. Markee holds a BS in Electrical Engineering from the University of California at Davis.

   Raymond V. Thomas has served as a director of Copper Mountain since March 1999. From February 1995 to January 2000, Mr. Thomas served as Vice President, Finance and Chief Financial Officer of HNC Software Inc., a software company, and as secretary of HNC Software from May 1995 to January 2000. From May 1993 to February 1995, he served as Executive Vice President and Chief Financial Officer of Golden Systems Inc., a power supply manufacturer, and from September 1994 to February 1995 he also served as Chief Operating Officer of Golden Systems. Mr. Thomas holds a BS degree in industrial management from Purdue University.

   Joseph R. Zell has served as a director of Copper Mountain since July of 2001. Mr. Zell is currently a General Partner with Grotech Capital Group, a private equity firm. From April of 2000 to April of 2001, Mr. Zell served as President, CEO and director of Convergent Communications. From December of 1991 to April 2000, Mr. Zell held a variety of senior management positions with U S WEST Communications, the last four years as the president of the data networking division. Prior to US West, Mr. Zell worked in various sales and marketing positions for WilTel, United Technologies Communications, MCI Communications and Xerox Corporation. He has also served on the board of directors of several privately-held technology companies. Mr. Zell holds a BS degree in Marketing from Southwest Missouri State University.

Board Committees and Meetings

   During the fiscal year ended December 31, 2001 the Board of Directors held eight meetings. The Board has an Audit Committee, a Compensation Committee, a Non-Officer Stock Option Committee, and a Nominating Committee.

   The Audit Committee, serving under a written charter adopted by the Board of Directors, meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During 2001, the Audit Committee was composed of three non-employee directors: Messrs. Coxe, Thomas, and Verhalen. Effective as of the date of the Annual Meeting Mr. Verhalen will no longer serve as a director of the Company or a member of the Audit Committee. The Board has not yet appointed a successor to replace Mr. Verhalen on the Audit Committee. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). During the year ended December 31, 2001, the Audit Committee met five times. See Appendix A which includes the report of the audit committee of the board of directors.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During 2001, the Compensation Committee was composed of two non-employee directors: Messrs. Coxe and Evans. During the fiscal year ended December 31, 2001, the Compensation Committee met two times.

   The Non-Officer Stock Option Committee awards stock options to employees (excluding directors and officers). During the fiscal year ended December 31, 2001, the Non-Officer Stock Option Committee was composed of Mr. Gilbert and acted by unanimous written consent eleven times.

   The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of Messrs. Coxe, Evans, Thomas, Zell and Verhalen. Effective as of the date of the Annual Meeting, Mr. Verhalen will no longer be serving as a director of the Company or as a member of the Nominating Committee.

   During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $111,000.

   Audit related Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for audit related services were $30,000, which related to accounting consultations and an SEC registration statement.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, there were no fees billed by Ernst & Young LLP for information technology consulting services.

   All Other Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit, audit related and information technology consulting fees was $40,000, which consisted of consulting and income tax compliance services.

   The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group. To the Company's knowledge, as of February 28, 2002, there were no beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated in the table set forth below, each person or entity named below has an address in care of Copper Mountain at its principal executive offices.

   Except as indicated, and subject to community property laws where applicable, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them, except for certain shares that are restricted as to sale or transfer beneficially owned by Messrs. Gilbert, Staiger, Hilmes and Hunt. Percentage of beneficial ownership is based on 58,395,636 shares of Common Stock outstanding as of February 28, 2002, adjusted as required by rules promulgated by the SEC.

                                                                 Beneficial Ownership (1)
                                                                 -----------------------
                                                                  Number of    Percent of
Beneficial Owner                                                   Shares        Total
----------------                                                 ---------     ----------
Tench Coxe (2)..................................................   340,591         *
  Sutter Hill Ventures
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304

Roger L. Evans (3)..............................................   240,840         *
  Greylock Equity Limited Partnership
  2929 Campus Drive, Suite 400
  San Mateo, CA 94403

Andrew W. Verhalen (2)..........................................   189,867         *
  Matrix Partners IV, L.P.
  2500 Sand Hill Road, Suite 113
  Menlo Park, CA 94025

Richard S. Gilbert (4).......................................... 2,199,556        3.7%

Joseph D. Markee (5)............................................ 1,151,876        2.0%

Michael O. Staiger (6).......................................... 1,282,526        2.2%

Douglas A. Hilmes (7)...........................................   355,826         *

Raymond V. Thomas (2)...........................................   100,000         *

Joseph R. Zell (8)..............................................    60,000         *

Steven D. Hunt (9).............................................. 1,162,847        2.0%

Charles E. Nieman...............................................    54,898          *

All directors and executive officers as a group (9 persons) (10) 5,921,082        9.8%

--------
  * Less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares.
 (2) Includes 100,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (3) Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (4) Includes 240,266 shares held in trust by Mr. Gilbert, 1,084,290 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002 and 850,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 28, 2002.
 (5) Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (6) Includes 370,832 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002 and 850,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 28, 2002.
 (7) Includes 42,631 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002 and 300,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 28, 2002.
 (8) Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002.
 (9) Includes 392,847 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002 and 500,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 28, 2002.
(10) Includes 1,957,753 shares issuable upon exercise of options exercisable within 60 days of February 28, 2002 and 2,000,000 shares that are restricted as to sale or transfer and which the Company may reacquire, as of the date 60 days from February 28, 2002. Does not include Charles E. Nieman, who resigned from the Company during 2001 and is no longer an executive officer of the Company, or Steven D. Hunt, who is no longer an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report covering two transactions, was filed late by Andrew Verhalen, who is not standing for re-election.

                              EXECUTIVE OFFICERS

   The executive officers who are not directors of Copper Mountain, the positions held by them and their ages as of March 23, 2002 are as follows:

          Name               Age               Position
          ----               ---               --------
          Michael O. Staiger 37  Chief Financial Officer and Secretary
          Douglas A. Hilmes. 38  Vice President of Worldwide Sales

   Michael O. Staiger has served as Chief Financial Officer and Secretary of Copper Mountain since March 2001. From June 1998 to March 2001 he served as Vice President of Business Development of Copper Mountain. From June 1996 to June 1998, he held positions at Shiva Corporation, a provider of direct-dial business access solutions, serving most recently as Vice President of Business Development. From its inception in August 1993 until its acquisition by Shiva Corporation in June 1996, he served as a co-founder and Vice President of Business Development of Airsoft, Inc., a developer of remote access software. Mr. Staiger holds an MBA from the University of Chicago Graduate School of Business and a BA in English from the University of Michigan.

   Douglas A. Hilmes has served as Vice President, Worldwide Sales from August 2001 to the present. From October 2000 to June 2001 he served as Vice President Major Accounts, as Assistant Vice President National Accounts from January 2000 to October 2000 and as Director OEM Accounts of Copper Mountain from December 1998 to December 1999. From 1996 to 1998, Mr. Hilmes held various sales and marketing positions at Premisys Communications the most recent being Area Vice President, Sales. Mr. Hilmes holds an MBA from Northwestern University and a BS in Computer Science and Mathematics from the University of Illinois.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   Our directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. All directors are eligible to participate in our 1996 Equity Incentive Plan. Non-employee directors are eligible to participate in our 1999 Non-Employee Directors' Plan.

   Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors' Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the United States Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. On March 25, 1999, the effective date of the Directors' Plan, each person who was then serving as a non-employee director was granted an initial grant to purchase sixty thousand (60,000) shares of Common Stock of the Company. Each person who is elected or appointed as a non-employee director after March 25, 1999 shall also be automatically granted an initial grant to purchase sixty thousand (60,000) shares of Common Stock of the Company. On the day of each Annual Meeting of Stockholders, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six (6) months shall be granted an annual grant to purchase twenty thousand (20,000) shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options shall be fully vested and exercisable on the date of grant. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the surviving corporation or acquiring corporation shall assume any options outstanding or shall substitute similar options for those outstanding. In the event the surviving corporation or acquiring corporation refuses to assume such options or to substitute similar options for those outstanding, then such options shall be terminated if not exercised prior to such event.

   During the last fiscal year, the Company granted options covering twenty thousand (20,000) shares to each non-employee director of the Company, except for Messrs. Markee and Zell, at an exercise price per share of $2.90. The fair market value of such Common Stock on the date of grant was $2.90 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). During the last fiscal year, the Company granted options covering sixty thousand (60,000) shares each to Messrs. Markee and Zell at an exercise price per share of $2.90 and $2.69, respectively. Both Messrs. Markee and Zell were not non-employee directors prior to 2001. As of February 28, 2002, options to purchase 63,500 shares had been exercised under the Directors' Plan.

Compensation of Executive Officers

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its two other executive officers at December 31, 2001 and two additional individuals, Charles E. Nieman and Steven D. Hunt, who would have been classified among the four most highly compensated executive officers during 2001 but for the fact that they were not serving as an executive officer at December 31, 2001 (the "Named Executive Officers"):

                                       Annual Compensation            Long-Term Compensation
                            ----------------------------------------- ----------------------
                                                                      Restricted
                                                                        Stock    Securities   All Other
Name and Principal                     Bonus ($)     Other Annual       Awards   Underlying  Compensation
Position (1)           Year Salary ($)    (2)    Compensation ($) (3)  ($) (4)   Options (#)   ($) (5)
------------           ---- ---------- --------- -------------------- ---------- ----------- ------------
Richard S. Gilbert     2001  $279,417  $500,000             --        $1,734,000   900,000     $ 5,752
 President and Chief   2000   218,108    80,000             --                --        --       7,256
 Executive Officer     1999   218,315   154,000             --                --        --      12,557

Michael O. Staiger     2001   207,315    50,000             --         1,734,000   300,000       4,313
 Chief Financial       2000   149,528    51,900             --                --   100,000       3,774
 Officer and Secretary 1999   139,922    49,000             --                --        --         635

Douglas A. Hilmes      2001   151,722     2,071         18,578           612,000    62,500       3,715
 Vice President of     2000   133,136        --             --                --    50,000       3,477
 Worldwide Sales       1999   129,928    76,318             --                --   100,000         582

Charles E. Nieman      2001   125,957        --         44,875                --        --       1,651
 Vice President of     2000   138,706    45,000        231,700                --   200,000       4,705
 Worldwide Sales       1999   123,076    41,000        309,555                --    50,000         895

Steven D. Hunt         2001   174,643    18,000             --           795,000        --       4,304
 Senior Vice           2000   159,173    53,360             --                --        --       4,481
 President of          1999   149,605    52,500             --                --        --       1,088
 Engineering

--------
(1) Reflects positions held at December 31, 2001, except for Charles E. Neiman who resigned from the Company in June 2001.
(2) Amounts shown include bonus cash compensation received or earned by each listed officer during 1999, 2000 and 2001, as indicated. Amounts shown for 2000 reflect bonus payments made to each listed officer that were based on bonus calculation formulas revised in July 2000. In July 2000, the Company raised revenue and earnings per share targets under both the 2000 President and CEO Bonus Plan and the 2000 Executive Bonus Plan because, at that time, the Company believed that its revenues and earnings per share for fiscal year 2000 were on track to surpass the targets originally set at the beginning of the year. The Company believed that if the original 2000 revenue and earnings per share targets were kept in place, it would be too easy to achieve the targets and would not provide the level of performance incentive that the bonus plans are intended to provide.
(3) Amounts shown constitute payment of commission in accordance with the Company's sales compensation plan.
(4) Represents the dollar value of shares awarded, calculated by multiplying the market value of the Company's common stock on the date of grant by the number of shares awarded. Shares awarded vest 50% on the first anniversary of the date of grant, with the remaining 50% vesting ratably each month for the following 12 months. At the end of fiscal 2001, the aggregate restricted stock holdings of the officers listed in the table and the value thereof at year end based on the then-current market value of the Company's common stock ($1.69 per share), without giving effect to the diminution of value attributable to the restrictions on such stock, were as follows: Mr. Gilbert, $1,436,500 (850,000 shares), Mr. Staiger, $1,436,500 (850,000 shares), Mr. Hilmes, $507,000 (300,000 shares) and Mr. Hunt, $422,500
    (250,000 shares at $2.04 per share and 250,000 shares at $1.14 per share). Dividends on these shares of restricted stock will be paid when, as and if declared on the Company's Common Stock by the Company's Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future.
(5) Amounts shown constitute amounts paid by the Company on the employees' behalf for group term life insurance, 401k match, and relocation expenses.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

   The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:





                             Individual Grants
                         -------------------------                      Potential Realizable Value at
                                          % of     Exercise                Assumed Annual Rates of
                           Shares    Total Options  Price               Stock Price Appreciation for
                         Underlying    Granted to    Per                        Option Term
                           Options    Employees in  Share    Expiration -----------------------------
          Name           Granted (#)  Fiscal Year    ($)        Date       5% ($)           10% ($)
          ----           -----------  ------------ -------   ---------- ----------        -----------
Richard S. Gilbert......   900,000(1)     7.7 %      $2.51    03/21/11  $1,420,673        $3,600,264
Michael O. Staiger......   300,000(2)     2.6 %       2.51    03/21/11     473,557         1,200,088
Douglas A. Hilmes.......    50,000(2)     0.4 %       3.19    05/18/06      44,067            97,376
                            12,500(3)     0.1 %       3.19    05/18/11      25,077            63,550

--------
(1) Such option vests according to the following schedule: Beginning on 4/21/02 the shares subject to the option vest in 36 equal monthly installments. The option was granted at an exercise price equal to the fair market value on the date of grant.
(2) Such option vests according to the following schedule: The shares subject to the option vest in 36 equal monthly installments. The option was granted at an exercise price equal to the fair market value on the date of grant
(3) Such options vest according to the following schedule: 25% of the shares subject to the options vest one year from the date of grant and the remainder vest in 36 equal monthly installments thereafter. These options were granted at an exercise price equal to the fair market value on the date of grant.

   The potential realizable value is calculated based on the term of the option at its time of grant (five or ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term which will benefit all stockholders.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END VALUES

   The following table sets forth certain information as of and for the year ended December 31, 2001 regarding options held by the Named Executive Officers. There were no stock appreciation rights outstanding at December 31, 2001.

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                          Options at          In-the-Money Options at
                            Shares                   December 31, 2001 (#)     December 31, 2001 ($)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Richard S. Gilbert......        --           --      918,516     1,040,774   $1,405,329    $215,384
Michael O. Staiger......        --           --      283,332       322,918      229,500      86,063
Douglas A. Hilmes.......    12,500      $ 7,423       30,555        77,778           --          --
Charles E. Nieman.......    32,187       32,141           --            --           --          --
Steven D. Hunt..........        --           --      348,750       206,250      393,283      35,583

            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

   On March 18, 1998, the Company entered into an employment agreement with Richard S. Gilbert, its President, Chief Executive Officer and Chairman of the Board. Mr. Gilbert's annual compensation was initially set at a base salary of $200,000 and an on-target bonus of $100,000 for the 1998 calendar year, prorated from April 6, 1998. In addition, the Company granted Mr. Gilbert an option to purchase 1,689,290 shares of common stock. This option vested 25% on the first anniversary of the date of hire with the remainder vesting monthly over the following three years. Pursuant to Mr. Gilbert's employment agreement, in the event Mr. Gilbert's employment is terminated by the Company without cause or by Mr. Gilbert for good reason, as defined in his option agreement, within 12 months of the occurrence of a change in control, as defined in his option agreement, the vesting of his option accelerates such that one half of the unvested portion of the option becomes immediately exercisable. Pursuant to Mr. Gilbert's employment agreement, the Company reimbursed Mr. Gilbert for relocation expenses of $65,177, and the Company lent Mr. Gilbert $1 million pursuant to an interest-free promissory note for the purchase of his principal residence in California. The principal amount of such note is due on March 30, 2003. The note is secured by shares of Company Common Stock issuable to Mr. Gilbert upon exercise of any options he holds to purchase shares of the Company's Common Stock. Mr. Gilbert's obligation to repay the note may be accelerated upon the occurrence of certain events, including the termination of Mr. Gilbert's employment. In March 2001, the Board approved a retention bonus plan for Mr. Gilbert pursuant to which he received a guaranteed bonus of $500,000, of which a portion was paid in December 2001 and the balance was paid in January 2002. If he continues to be employed with the Company on January 1, 2003, he will receive an additional bonus of $500,000.

   Certain options held by the Named Executive Officers to purchase common stock included in the table above and certain shares of common stock held by the Named Executive Officers that are restricted as to sale or transfer are subject to accelerated vesting provisions. In the event any of the Named Executive Officers' employment is terminated by the Company without cause or by the Named Executive Officer for good reason, as defined by the option agreements or restricted stock grants, within 12 months of the occurrence of a change in control, as defined by the option agreements or restricted stock grants, the vesting of his options or restricted shares accelerates such that one half of the unvested portion of the option or restricted share becomes immediately exercisable.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        ON EXECUTIVE COMPENSATION/(1)/

   The Compensation Committee (the "Committee") of the Board of Directors sets the compensation for all of the Company's executive officers, reviews the design, administration and effectiveness of compensation programs for executives, and approves stock option grants for executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

Compensation Philosophy And Objectives

   The Company operates in an extremely competitive and rapidly changing segment within the high technology industry. The Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors and market indices. Within this overall philosophy, the Committee's objectives are to:

  . Offer a total compensation program that takes into consideration the compensation practices of other high technology companies of similar size with which the Company competes for executive talent.

  . Provide annual variable cash incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives.

  . Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components And Process

   The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards.

   The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department, which furnishes the Committee with executive compensation data drawn from nationally recognized surveys of similarly sized technology and telecommunication companies. The Committee utilizes the surveys to determine base salary and target incentives.

   Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions to those included in the surveys. The Company's policy is to target base salary levels between the 50th and 75th percentile of compensation practices relative to the surveyed companies.

   Variable Cash Incentive Awards. To reinforce the attainment of Company goals, the Committee generally believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets that are generally established at the beginning of the year. This incentive plan sets a threshold level of Company performance based on corporate revenues and profits that must be attained before any incentives are awarded. Once the year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. The formula allows for the

--------
/(1)/ The material in this report is not "soliciting material," is not deemed
      "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

weighting of the goals such that 50% of the bonus is based on achieving and exceeding the revenue goal with the remaining 50% based on the profits. A target is set for each executive officer based on an escalating percentage of the officer's base salary for the year. For the year ended December 31, 2000, the Company adjusted the 2000 bonus targets upward during the year due to the Company's expectation, based on the Company's fast-paced growth during the period from January 2000 through June 2000, that revenues and earnings for 2000 would vastly surpass the targets initially set at the beginning of the year. In July 2000, the Company raised revenue and earnings per share targets under the incentive plan because, at the time, the Company believed that if the original 2000 revenue and earnings targets were kept in place, it would be too easy to achieve the targets and would not provide the level of performance incentive that the bonus plans are intended to provide. For 2001 and 2002 the Committee has approved a fixed-amount retention bonus plan for the Company's CEO (described below in "CEO Compensation") in lieu of the variable bonus plan that will continue to apply to the Company's other executive officers.

   Long-Term Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions at survey companies, and the number of unvested options held by each individual at the time of any new grant.

   CEO Compensation. Mr. Gilbert's base salary for 2001 was $300,000. The Committee's decision was based on both Mr. Gilbert's personal performance of his duties and the salary levels paid to chief executive officers of the surveyed companies. Mr. Gilbert's 2001 incentive compensation of $500,000 was a retention bonus and contingent upon his continuous employment with the Company through December 31, 2001. If he continues to be employed with the Company on January 1, 2003, he will receive an additional bonus of $500,000. During the year ended December 31, 2001, Mr. Gilbert was granted options to purchase 900,000 shares of common stock at an exercise price per share of $2.51 and was awarded 850,000 shares of common stock that are restricted as to sale or transfer. This restriction expires with respect to 50% of these shares in August 2002 and the other 50% monthly ratably from August 2002 to July 2003. These stock options and shares of common stock were utilized by the Company to provide long term incentives.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered to be performance based. The Company's 1996 Equity Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Non-performance based compensation paid to the Company's executive officers for 2001 did not exceed the $1 million limit.

COMPENSATION COMMITTEE

Tench Coxe
Roger Evans

Compensation Committee Interlocks and Insider Participation

   No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

Performance Measurement Comparison(1)

   The following graph shows the total stockholder return of an investment of $100 in cash on May 13, 1999 for (i) the Company's Common Stock, (ii) the NASDAQ Composite Index and (iii) the NASDAQ Telecom Market Index:

                              Total Return Graph
                        ($100 Invested on May 13, 1999)
                                    [CHART]

                NASDAQ Composite     NASDAQ Telecom     Copper Mountain
5/13/1999       100.00               100.00             100.00
5/30/1999        95.68                94.74             304.76
6/30/1999       104.03                95.14             367.90
7/30/1999       102.19                92.88             576.19
8/30/1999       106.09                90.63             557.14
9/30/1999       106.36                90.74             417.24
10/31/1999      114.89               107.70             360.76
11/30/1999      129.21               119.22             397.33
12/31/1999      157.60               147.47             464.29
1/31/2000       152.61               143.41             526.19
2/28/2000       177.30               162.76             785.71
3/31/2000       177.10               160.05             780.36
4/30/2000       149.50               129.26             794.05
5/31/2000       131.68               109.51             795.83
6/30/2000       153.60               126.50             839.29
7/31/2000       145.86               116.33             751.04
8/31/2000       162.90               120.69             570.83
9/30/2000       142.22               106.02             357.14
10/31/2000      130.48                90.63             108.93
11/30/2000      100.58                67.24              58.33
12/31/2000       95.66                67.24              56.25
1/31/2001       107.36                80.75              73.21
2/28/2001        83.31                57.22              38.99
3/31/2001        71.26                47.64              32.29
4/30/2001        81.95                51.41              26.38
5/31/2001        81.72                49.09              35.62
6/30/2001        83.69                45.17              39.05
7/31/2001        78.51                40.67              31.24
8/31/2001        69.91                35.00              14.38
9/30/2001        58.06                29.48               7.62
10/31/2001       65.45                30.64              10.95
11/30/2001       74.79                35.00              15.71
12/31/2001       75.52                34.42              16.10
1/31/2002        74.09                29.92              12.67
2/28/2002        67.04                24.25               8.19

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

   The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Michael O. Staiger
                                          Michael Staiger
                                          Chief Financial Officer and Secretary

April 5, 2002

Delivery of this Proxy Statement

   The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

   This year, a number of brokers with account holders who are Copper Mountain stockholders may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Copper Mountain, Investor Relations, 1850 Embarcadero Road, Palo Alto, CA 94303 or via e-mail at IR@coppermountain.com or call Investor Relations at 858.410.7110.

   Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  APPENDIX A

                            Audit Committee Report

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (MARCH 1, 2002)/(1)/

   The Audit Committee (the "Committee") of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters. The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of the Company's accounting principles under generally accepted auditing standards.

   In fulfilling its responsibilities, the Committee has met and held discussions with management and Ernst & Young LLP, the Company's independent auditors for 2001, and has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and the independent auditors. Management has represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

   In addition, the Committee has discussed with the independent auditors the independent auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, as amended.

   Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board, and the Board has approved, the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

   THE AUDIT COMMITTEE:

   Andrew W. Verhalen (Chair)
   Tench Coxe
   Raymond V. Thomas

--------
/(1)/ The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or 1934 Act.

          THE LISTED NOMINEES AND THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY.                Please mark       -------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND THE LISTED PROPOSALS.          your votes          X
                                                                                                       as indicated in     -------
                                                                                                        this example.
                                                              WITHHOLD
                                                 FOR          AUTHORITY
                                             all nominees      to vote
                                           listed (except as   for all
                                             indicated to      nominees
                                             the contrary)      listed                                         FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:                         [_]             [_]    2. Proposal to ratify the selection   [_]    [_]      [_]
                                                                            of Ernst & Young LLP as
   Nominees for election to                                                 independent auditors of the
   the Board of Directors:                                                  Company for the year ending
                                                                            December 31, 2002.
   01 Richard S. Gilbert  04 Roger L. Evans
   02 Joseph D. Markee    05 Raymond V. Thomas                           3. The proxies are authorized to
   03 Tench Coxe          06 Joseph R. Zell                                 vote in their discretion upon
                                                                            such other business as may
                                                                            properly come before the meeting.
   INSTRUCTION: (To withhold authority to
   vote for any nominee, write that
   nominee(s) name(s) in the space
   provided below.)

   _______________________________________

                                                                                                                         YES    NO
                                                                                     I plan to attend the meeting.       [_]   [_]

Signature ________________________________ Signature, if held jointly ________________________________ Dated: ________________, 2001
Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

------------------------------------------------------------------------------------------------------------------------------------
                                                    /\ FOLD AND DETACH HERE /\

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                        COPPER MOUNTAIN NETWORKS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), hereby appoints Richard S. Gilbert, Michael Staiger, or either of them, as the attorneys and proxies of the undersigned, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. local time on May 8, 2002, at our corporate office at 1850 Embarcadero Way, Palo Alto, CA 94303, and at any and all postponements, continuations or adjournments thereof, to vote all shares of the capital stock of said Company held of record by the undersigned on March 25, 2002, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. FOR PURPOSES OF COMPLETING YOUR PROXY, YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR CERTAIN NOMINEES AS SPECIFIED ON THE REVERSE SIDE.

      (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
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